Exhibit 21.0
AGCO CORP /DE
12/31/2008

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdiction
AGCO Corporation — AG Chem (Jackson) Division	Delaware
AGCO Corporation — Duluth, Batavia, Hesston & EMS Divisions	Delaware
AGCO Corporation — Beloit (Sunflower) Divisions	Delaware
AGCO Corporation — Eliminations	Delaware
Massey Ferguson Corp.	Delaware
AGCO Funding Corporation	Delaware
Export Market Services LLC (EMS)	Georgia
AGCO Equipment Company	Missouri
AGCO Canada Ltd.	Canada
AGCO Mexico S de RL de CV	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Valtractors Mexico SA de CV	Mexico
AGCO International Ltd.	United Kingdom
AGCO Manufacturing Ltd.	United Kingdom
Ag-Chem (UK) Limited	United Kingdom
AGCO Ltd.	United Kingdom
Valtra Tractors (UK) Ltd.	United Kingdom
AGCO Services Ltd.	United Kingdom
AGCO Funding Company	United Kingdom
AGCO Pension Trust Ltd.	United Kingdom
Massey Ferguson Executive Pension Trust Ltd.	United Kingdom
Massey Ferguson Staff Pension Trust Ltd.	United Kingdom
Massey Ferguson Works Pension Trust Ltd.	United Kingdom
AGCO Machinery Ltd	United Kingdom
Valtra GsmbH	Austria
AGCO Deutschland Holding Limited Co. KG	Germany
AGCO GmbH	Germany
AGCO Vertriebs GmbH	Germany
Fendt Fordertechnik GmbH	Germany
Fendt Immobilien KG	Germany
Fendt GmbH	Germany
Valtra Vertriebs GmbH	Germany
Valtra Deutschland GmbH	Germany
AGCO France SA	France
AGCO SA	France
AGCO Distribution SAS	France
AGCO Holding BV	Netherlands
Ag-Chem Europe B.V.	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Valtra International BV	Netherlands
AGCO International Holdings BV	Netherlands
AGCO CTP Holdings BV	Netherlands
AGCO Holdings (Hong Kong) Ltd	Hong Kong
MF Tarim Makineleri Ltd.	Turkey
AGCO International GmbH	Switzerland
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
AGCO Machinery LLC	Russia
Beijing AGCO Trading Co., Ltd.	China
Fendt Italiana GmbH	Italy
AGCO Italia SpA	Italy
Farmec SpA	Italy
Valtra OY	Finland

AGCO CORP /DE
12/31/2008

Wholly Owned Subsidiaries of AGCO Corporation	Country of Jurisdicton
Sisu Diesel OY	Finland
Valtra Voukraus OY	Finland
SD Voukraus OY	Finland
Eikmaskin AS	Norway
Valtra Norge AS	Norway
AGCO SPZOO	Poland
Valtractor Comercio de Tractores e Maquinas Agricolas SA	Portugal
AGCO Iberia SA	Spain
AGCO AB	Sweden
AGCO Australia, Ltd.	Australia
AGCO do Brazil Commercio e Industria Ltda.	Brazil
Valtra do Brazil Ltda.	Brazil
Tecnoagro Maquinas Agricolas Ltda.	Brazil
AGCO Argentina SA	Argentina
Indamo SA	Argentina
Avelux SA	Uruguay
AGCO Participacoes Ltda	Brazil
Industrial Agricola Fortaleza Importacao E Exportacao Ltda	Brazil

50% or Greater Joint Venture Interests of the Registrant

Groupement International De Mecanique Agricole SA	France
Deutz AGCO Motores SA	Argentina
Laverda SPA	Italy

Less Than 50% Joint Venture Interests of the Registrant

AGCO Finance LLC	United States
AGCO Finance Canada Ltd.	Canada
Agricredit Ltd.	United Kingdom
AGCO Capital Argentina S.A.	Argentina
Saudi Tractor Manufacturing Company Limited	Saudi Arabia
Compagnie Maghebine de Materials Agricoles et Industriels SA	Morraco
Libyan Tractor and Agricultural Commodities Company	Libya
Agricredit Ltd.	Ireland
Valtra Traktor AB	Sweden
AGCO Finance PTY Ltd.	Australia
Tractors and Farm Equipment Limited	Turkey
Agricredit GmbH	Germany
Agricredit do Brasil Ltda	Brazil
Agricredit S.N.C.	France
AGCO FINANCE GmbH, Landmaschinenleasing	Austria